UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2015

Trinseo S.A.

(Exact name of registrant as specified in its charter)

Luxembourg

(State or other jurisdiction of

incorporation or organization)

N/A

(I.R.S. Employer

Identification Number)

001-36473

(Commission

File Number)

1000 Chesterbrook Boulevard, Suite 300, Berwyn, Pennsylvania 19312

(Address of principal executive offices, including zip code)

(610) 240-3200

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2015, the Board of Directors of the Company approved equity award grants for executive officers of the Company, including named executive officers. On this date, each named executive officer received a grant of restricted share units and options to purchase common stock of the Company in the following amounts: Mr. Pappas, 115,776 restricted share units and options to purchase 272,391 shares; Mr. Feenan, 20,673 restricted share units and options to purchase 48,641 shares; Mr. Pugh, 24,626 restricted share units and options to purchase 57,944 shares, and Ms. Horner, 15,050 restricted share units and options to purchase 35,411 shares. Restricted share unit awards vest in full on the third anniversary of the date of grant, generally subject to the executive remaining continuously employed by the Company on the vesting date. Upon a termination of employment due to the executive’s death or retirement or a termination of employment by the Company without cause in connection with a restructuring or redundancy or due to the executive’s disability prior to the vesting date, the restricted share units will vest in full or in part, depending on the type of termination. Dividends and dividend equivalents will not accumulate on unvested restricted share unit awards.

Option awards vest in three equal annual installments beginning on the on the first anniversary of the date of grant, generally subject to the executive remaining continuously employed on the applicable vesting date. Upon a termination of employment due to the executive’s death or retirement or a termination of employment by the Company without cause in connection with a restructuring or redundancy or due to the executive’s disability prior to a vesting date, the options will vest in full or will continue to vest on the original vesting schedule, depending on the type of termination. In the event the executive’s employment is terminated for cause, all vested and unvested options will be forfeited.

The restricted share unit and option awards are subject to accelerated vesting in connection with an involuntary termination within 24 months of a change in control.

All awards are subject to the terms of the Company’s 2014 Omnibus Incentive Plan, and the terms of the individual award agreements which are filed as exhibits 10.1 and 10.2 and incorporated by reference in this item.

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Form of Executive Restricted Stock Unit Award Agreement

10.2	Form of Executive Nonstatutory Option Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINSEO S.A.

By:	/s/ Angelo N. Chaclas
Name:	Angelo N. Chaclas
Title:	Senior Vice President, Chief Legal Officer and Corporate Secretary

Date: March 5, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Executive Restricted Stock Unit Award Agreement

10.2	Form of Executive Nonstatutory Option Award Agreement